UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO

           SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)      January 30, 1998
                                                 --------------------------


                         Berkshire Realty Company, Inc.
--------------------------------------------------------------------------------



       Delaware                         1-10660                 04-3086485
--------------------------------------------------------------------------------
(State or other jurisdiction of       (Commission              (IRS employer
incorporation or organization)        file number)          identification no.)



470 Atlantic Avenue, Boston, Massachusetts                          02210
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)


                                 (617) 423-2233
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)



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Item 2.  Acquisition or Disposition of Assets

                Disposition of Property

                On December 2, 1997, Berkshire Realty Enterprises Limited Partnership (the AAgent@) acting as agent for Berkshire Realty Company, Inc. (the ACompany@) entered into an Agreement of Sale to sell two of the Company=s properties, College Plaza, a shopping center containing 83,962 leasable square feet located in Fort Myers, Florida, and Spring Valley Marketplace, a shopping center containing 320,684 leasable square feet located in Spring Valley, New York, to Kejack, Inc. and its permitted assigns, which are unaffiliated third parties. Spring Valley Marketplace was owned in joint venture with Krupp Cash Plus V Limited Partnership. The properties were included in a package with twelve other properties owned by affiliates of the Agent and the General Partner of Krupp Cash Plus V Limited Partnership. The total selling price of the fourteen properties was $138,000,000, of which the Company received $20,828,322, less its share of the closing costs. The transaction was consummated on January 30, 1998.



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Item 7.  Financial Statements and Exhibits

         (a)    Financial Statements of Business Acquired
                Response:  Not Applicable

         (b)    Pro Forma Financial Information
                Response: Proforma financial statements will be filed no later than March 31, 1998.

         (c)     Exhibits

                1. Agreement of Sale dated December 2, 1997 between Berkshire Realty Enterprise Limited Partnership, agent for Berkshire Realty Company, Inc., and Kejack, Inc. and its permitted assigns.

                2. First Amendment to Agreement of Sale dated December 12, 1997 between Berkshire Realty Enterprise Limited Partnership, agent for Berkshire Realty Company, Inc., and Kejack, Inc. and its permitted assigns.

                3. Second Amendment to Agreement of Sale dated December 14, 1997 between Berkshire Realty Enterprise Limited Partnership, agent for Berkshire Realty Company, Inc., and Kejack, Inc. and its permitted assigns.

                4. Side letter dated December 17, 1997 from William S. Gee on behalf of Kejack, Inc. and its permitted assigns to Eli Rubenstein, Esq. on behalf of Berkshire Realty Enterprise Limited Partnership, agent for Berkshire Realty Company, Inc.

                5. Side letter dated January 6, 1998 from William S. Gee on behalf of Kejack, Inc. and its permitted assigns to Eli Rubenstein, Esq. on behalf of Berkshire Realty Enterprise Limited Partnership, agent for Berkshire Realty Company, Inc.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          Berkshire Realty Company, Inc.
                                          ------------------------------
                                                  Registrant



                                          BY: /s/ Marianne Pritchard
                                              ------------------------------
                                              Executive Vice President and
                                              Chief Financial Officer of
                                              Berkshire Realty Company, Inc.





DATE:  February 13, 1998

AGREEMENT OF SALE

THIS AGREEMENT OF SALE, made as of the 2nd day of December, 1997, by and between BERKSHIRE REALTY ENTERPRISE LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, d/b/a BERKSHIRE PROPERTY MANAGEMENT, ("Agent"), and KEJACK, INC., a Delaware corporation, and its permitted assigns ("Buyer').

WITNESSETH:

A. Agent is the duly-authorized agent for each of the owners of all those certain separate parcels of land and properties listed on Exhibit List of Properties hereto, together with the buildings and other improvements situate thereon, and together with the appurtenances thereto (including, without limitation, all easements, rights-of-way, ancillary and/or adjacent lands and other real property rights and benefits belonging to or running with the owner of the properties listed on Exhibit List of Properties hereto (each an "Individual Property" and, individually and collectively, as the context permits, the "Property"). All of said owners are herein collectively referred to as the "Seller" and, individually, each of said owners is referred to as an "Owner."

B. Seller desires to sell and convey and the Buyer desires to purchase and accept, the Property according to the terms and conditions of this Agreement of Sale.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and intending to be legally bound hereby, the parties agree as follows:

1.   Sale and Purchase,

(a) Seller hereby agrees to sell and convey to Buyer, which hereby agrees, subject to the conditions set forth herein, to purchase from Seller, the Property. (As used in this Agreement, capitalized terms shall have the meanings given to such terms in this Agreement, including, without limitation, the meanings given in Exhibit Seller's Deliveries attached hereto and made a part hereof.)

(b) The Property shall include, and Seller agrees to sell to Buyer, all right, title and interest, if any, of Seller in and to land lying in the bed of any streets, roads, avenues, alleys or passageways, opened or proposed, bounding or abutting any Individual Property. The Property shall also include, and Seller agrees to sell to Buyer, all of Seller's right, title and interest, if any, in and to any leases, easements, rights of way, or passageways appurtenant to each Individual Property, and all tenements, hereditaments and appurtenances.

(c) Without limitation of the foregoing, to the extent owned by the Seller, all heating, ventilating, air-conditioning, lighting, electrical, plumbing and other systems appurtenant to each Individual Property and forming a part thereof, as well as all other fixtures, and all trees, shrubbery and plantings now in or on the land which forms a part of each Individual Property shall be a part of each Individual Property and shall be included in the Purchase Price.

(d) The Property shall include, without limitation, and Seller agrees to sell to
Buyer:

(1) All tangible personalty (the "Personalty") owned by Seller in connection with the Property, including, but not limited to, all such furniture, equipment, fixtures, fittings, appliances, supplies, machinery, and replacements thereof, now or hereafter affixed to, attached to, placed upon or used at and in


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connection with the use, enjoyment, occupancy or operation of the Property.

(2) All the contracts ("Operating Contracts") relating to the maintenance, management, operation, leasing or repair of the Property, to the extent such Operating Contracts are assignable.

(3) All warranties and guarantees, in favor of or assigned to Seller in connection with the ownership, construction, maintenance or operation of the Property or Personalty, to the extent such warranties or guarantees are assignable.

(4) All drawings, plans, specifications, surveys, operating records and files relating to the ownership, construction, maintenance and operation of the Property excepting only any corporate records of Seller.

(5) All permits, regulatory licenses and occupancy permits of Seller necessary for the occupancy and operation of the Property, to the extent such permits, regulatory licenses and occupancy permits are assignable.

(6) The exclusive right to use any name or trade name ("Trade Names") by which any Individual Property is known or operated.

(e) Notwithstanding that the Property consists of real property and improvements at various locations, the Property shall be sold by Seller and purchased by Buyer under this Agreement only as an entirety, and not in separate parts and (except as otherwise provided herein) simultaneous closing on all parts of the Property and interests therein is a condition precedent to the obligations of Seller and Buyer under this Agreement.

2.   Purchase Price.

        The purchase price for the Property shall be One Hundred Forty Million Dollars ($140,000,000.00) (the "Purchase Price") and shall be allocated as shown on Exhibit Allocations. The Purchase Price shall be paid by the Buyer as follows:

(a) Concurrently with the execution of this Agreement, the amount of One Million and 00/100 Dollars ($1,000,000.00) shall be deposited by Buyer's check, subject to collection, in escrow with Saul, Ewing, Remick and Saul LLP ("Escrow Agent") to be held in escrow by the Escrow Agent and disbursed in accordance with Paragraph 17 of this Agreement.

(b) If required pursuant to Section 3(a) below, on or before 12:00 Noon on December 31, 1997, an additional One Million Five Hundred Thousand Dollars ($1,500,000) shall be deposited by Buyer's check, subject to collection, in escrow with the Escrow Agent, to be held in escrow by the Escrow Agent and disbursed in accordance with Paragraph 17 of this Agreement.

(c) All amounts paid to the Escrow Agent under this Agreement shall be held in escrow by Escrow Agent which shall place the same in a federally insured interest bearing account. As used in this Agreement, the term "Deposit" shall mean all monies including all interest, held at any time by Escrow Agent in escrow. The Deposit shall be disbursed in accordance with Paragraph 17 of this Agreement.

(d) At Closing, the balance of the Purchase Price shall be payable by delivery of immediately available wire transfer funds to Seller to such account as shall be designated by Seller.

3.   Closing.

(a) The conveyance of the Property, the payment of the Purchase Price and the completion of all other transactions contemplated by this Agreement ("Closing") shall take place at the offices of Saul Ewing, Remick & Saul LLP, Wilmington, Delaware. The Closing shall commence at 10:00 a.m. December 31, 1997 (the "Closing Date"). However, provided that Buyer shall have purchased that certain Individual Property commonly known as McAlister Square Mall no later than December 31, 1997 and Buyer shall have timely made the additional deposit pursuant to Section 2(b) above, the Closing Date shall be extended to January 14, 1998. In the event the Closing is bifurcated as set forth above, the terms and provisions of this Agreement shall apply to the Closing of McAlister Square Mall and to the Closing of all Individual Properties other than McAlister Square Mall and shall be interpreted in accordance with the bifurcated closing schedule set forth above. Buyer shall have the right, at Buyer's option, to designate an earlier Closing Date by giving to Seller at least ten (10) days prior written notice of such earlier Closing Date.

(b) At Closing, each Owner shall deliver or cause to be delivered to Buyer the following in respect of each Individual Property, in form and substance reasonably acceptable to Buyer and its counsel:

(1) Deed. Special Warranty Deed executed by Seller, in recordable form conveying each Individual Property free and clear of all liens, claims and encumbrances except the Permitted Exceptions.

(2) General Assignment. Assignment (without warranty) to and assumption by Buyer of all right, title and interest of Seller and its agents in and to the Governmental Approvals, Plans, Contracts, Major Repair Contracts and
Operating Contracts.

(3) Keys. Keys and security codes to all locks and alarm systems located in each Individual Property to the extent in Seller's possession or control.

(4) Tax Bills. Copies of the most currently available Tax Bills.

(5) Entity Transfer Certificate. Entity Transfer Certification confirming that Seller is a "United States Person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

(6) Possession. Physical possession of each Individual Property.

(7) Assignment of Leases. Assignment (without warranty) to and assumption by Buyer of all title and interest of Seller in and to the Leases and Guaranties, including, without limitation, any security deposits, together with an original, executed copy or certified photocopy of each of the Leases and Guaranties (to the extent Seller has in its files a copy which is original and executed), and a letter addressed to each tenant and guarantor informing them of the sale.

(8) Seller's Deliveries. Originals of all documents identified under Exhibit Seller's Deliveries, all certified by Seller as true and complete to the best of Seller's knowledge.

(9) Estoppels. Estoppels (substantially in form and content as provided in Exhibit Tenant Estoppel) from tenants of the Property (other than the multi-family Individual Property) as hereinafter set forth. Seller agrees to deliver copies of tenant estoppels to Buyer prior to Closing if, as, and when received by Seller. Seller covenants to use commercially reasonable efforts to obtain estoppels from tenants occupying not less than fifty percent

(50%) of the gross rentable square feet leased of each Individual Property. In the event Seller has not obtained the required estoppels in a timely fashion as aforesaid, Buyer, at its sole discretion, may elect (I) to accept such estoppels as have been obtained and deem this requirement of Closing satisfied, or (ii) to extend the Closing Date for a period of fourteen (14) days in order to facilitate obtaining further estoppels. If and to the extent Seller has not, after its good faith efforts to obtain the same, obtained an estoppel from those tenants as required aforesaid, during said fourteen (14) day extension, in Buyer's sole and absolute discretion, (x) Seller may be relieved and excused of its obligation to deliver such missing estoppels, and this condition to Closing shall be deemed satisfied, or (y) Buyer shall deem this Agreement terminated, and the Deposit shall be paid to Buyer.

Seller shall reasonably cooperate with Buyer in attempting to obtain from tenants such subordination, non-disturbance and attornment agreements as required by Buyer's lender in order to facilitate receipt of as many of such agreements as reasonably possible prior to the Closing Date. Furthermore, Seller shall, for a period of up to ninety (90) days following the Closing, reasonably cooperate with Buyer in attempting to obtain estoppel certificates from tenants who have not theretofore furnished the same.

(10) Bill of Sale. A Bill of Sale (without warranty) conveying to Buyer all of Seller's right, title and interest to all tangible personal property and intangible personal property including, without limitation, the Personalty and Trade Names, being conveyed by Seller to Buyer.

(11) Lead Paint Disclosure. Appropriate disclosure forms to be executed by Seller in order to comply with all applicable lead paint disclosure laws, regulations and ordinances.

(12) ACM Notice. Notice from Seller to Buyer in substantially the form attached hereto as Exhibit ACM Notice pursuant to which Seller shall provide Buyer with information in Seller's possession, if any, regarding the presence and location of asbestos-containing material ("ACM") and presumed ACM on any Property to the extent prescribed by applicable regulations of the Occupational Safety and Health Administration.

(13) Bulk Sales Certificate. To the extent applicable to comply with any State law, a Bulk Sales Certificate or other appropriate certification or clearance regarding compliance with any and all applicable bulk sales laws, regulations and ordinances.

(14) Reaffirmation. A certified reaffirmation of all of Seller's representations and warranties set forth in Paragraph 8 hereof, dated as of Closing.

(15) Miscellaneous. Such other documents and items as reasonably may be required to be delivered by Seller to Buyer under the terms of this Agreement and affidavits of title in favor of Buyer's title insurance company reasonably acceptable to Seller's counsel in order to facilitate the issuance of Buyer's title insurance policies without exception for mechanics' and materialmen's liens or for parties-in-possession (other than as noted on Exhibit Rent Roll).

(c) (1) Seller, and Buyer shall prorate and adjust between themselves as of the Closing Date all utility charges, (including, without limitation, sewer, water, gas and steam), rents and other similar items that are customarily prorated in transactions of this nature. Except as expressly provided herein, any item which cannot be accurately pro-rated as of Closing (including, but not limited to real estate taxes) shall, at Closing, be prorated on the basis of the parties' good faith estimates, utilizing bills and receipts therefor for the comparable period during the preceding year, and shall be re-pro-rated after Closing within thirty (30) days after precise information becomes available. In the event any efforts or omissions in computing the apportionment's hereunder shall be discovered, the parties hereto shall promptly make adjusting payments to each other.

(2) At Closing, all realty transfer and recordation taxes and similar taxes such as grantor's tax with respect to the recordation of the deeds and mortgage recording taxes shall be paid by Seller and Buyer in accordance with local custom in the States where each of the Individual Properties is located. Buyer shall pay all title insurance premiums in connection with the conveyance of the Property to Buyer by Seller.

(d) (1) Rents and other charges payable by tenants and collected by Seller. If and to the extent that there are receivables attributable to any of the Individual Properties on The Closing Date (regardless whether such receivables are for past due or current rent or other payments due or past due under any of the Leases), Buyer shall pay to Seller seventy-five percent (75%) of the amount of such receivables on the Closing Date. Thereafter, Buyer shall have all of Seller's right, title and interest in and to such receivables and there shall be no further adjustment between Buyer and Seller with respect thereto, regardless whether or when such receivables are collected by Buyer.

(2) All security deposits or other deposits made by tenants under Leases shall be paid by Seller to Buyer upon Closing as a credit towards the Purchase Price payable at Closing, unless otherwise provided by applicable law.

4.   Inspection.

(a) From and after execution of this Agreement through Closing, Buyer shall have the right to inspect the Property for the purpose of undertaking such inspections, investigations and surveys as Buyer shall desire in order for Buyer to familiarize itself with the Property. Buyer also shall have the right to review such governmental ordinances, regulations and files as Buyer shall determine, and in addition, Buyer shall have the right, at Buyer's sole cost and expense, to cause such surveys or studies of the Property (including environmental studies, engineering inspections and surveys of the land and improvements comprising the Property) as Buyer shall determine. In connection with such investigations, Seller shall deliver to Buyer, or cause delivery to Buyer of, no later than three (3) days after the date of this Agreement, three
(3) copies of all documents listed on Exhibit Seller's Deliveries. Seller agrees to give Buyer, its agents and contractors, full access to the Property and its management office(s) for the purposes of this Paragraph 4 during regular business hours or otherwise, as reasonably requested by Buyer. Prior to providing access to the Property, Buyer shall deliver to Seller proof of comprehensive general liability insurance in an amount not less than One Million Dollars ($1,000,000) per occurrence, and Buyer shall maintain such insurance through Closing. In the event Buyer shall disturb the physical condition of the Property, Buyer promptly shall restore the disturbed area to its condition prior to disturbance at Buyer's expense.

(b) Buyer acknowledges and agrees that the items listed on Exhibit Seller's Deliveries constitute appropriate records necessary for the purpose of this inspection contingency. Seller shall not be obligated to provide Buyer with access to Seller's general books and records except as they relate to the ownership and operation of the Property.

(c) Buyer acknowledges that all of Buyer's inspections of the Property are undertaken by Buyer at Buyer's sole risk, cost and expense. Buyer shall indemnify, defend and hold harmless the Seller from and against any loss, cost, liability or damage, excluding consequential damages, including court costs and reasonable attorneys fees, which Seller may incur directly or indirectly as a result of Buyer conducting any of the inspections or investigations which Buyer undertakes in connection with the Property. Anything in this Agreement to the contrary notwithstanding, the provisions of this Subsection 4(c) shall survive any termination or expiration of this Agreement.

5.   Conditions/Due Diligence Period.

          Each of the following shall be a condition precedent to Buyer's obligation to complete Closing under this Agreement (any of which may be waived in whole or in part by Buyer at or prior to Closing) (collectively, the "Conditions" and each, individually, a "Condition"):

(a) All of the representations and warranties by Seller set forth in this Agreement shall be true and correct at and as of Closing in all material respects as though such representations and warranties were made at and as of Closing, unless the incorrectness thereof does not have a materially adverse effect on the transaction set forth in this Agreement or the fair market value of the Property as a whole. Seller shall have performed, observed and complied with all covenants, agreements and conditions required by this agreement to be performed on its part prior to or as of Closing.

(b) Buyer shall have a period from the Date hereof through 12:00 Noon on December 31, 1997 (the "Due Diligence Period") to conduct, at Buyer's sole cost and expense, due diligence investigations and analysis of the Property and all information pertaining to the Property, including without limitation, reviewing environmental conditions, surveys, title reports, leases and the physical conditions of the Property. If Buyer, in its sole discretion, determines that it does not desire to acquire all of the Property, with or without reason, and notifies Seller by 12:00 Noon on the last day of the Due Diligence Period (the "Due Diligence Expiration Date") of its election to terminate this Agreement, the Deposit shall be returned to Buyer, this Agreement thereupon shall become void and there shall be no further obligation or liability on any of the parties hereto except as otherwise expressly provided hereinelsewhere.

6.   Environmental.

(a) Each Owner warrants that, with respect to the Individual Property or Individual Properties owned by such Owner, (I) Exhibit Environmental Reports lists all environmental studies and reports prepared for such Individual Property or Individual Properties, which Seller has in its possession, and (ii) Seller has delivered, or, within three (3) days after the date of this Agreement, shall deliver, all such studies and reports to Buyer.

The warranty set forth in this Paragraph 6 is true and correct as of the date hereof. The warranty set forth in this Paragraph 6 shall be true and correct at the time of Closing.

Seller shall, in writing, reaffirm same at Closing. Such warranty as reaffirmed at Closing shall survive Closing for a period of ninety (90) days following the Closing Date. In the event that Buyer shall not have brought suit against the Owner as to whom this warranty has been breached on or before the one hundred eightieth (180th) day following the Closing Date, any and all rights of Buyer with respect to the foregoing warranty shall be conclusively waived and thereafter no such suit may be brought on account of any breach or alleged breach of such warranty at law or in equity.

7.   Title.

(a) At Closing, Seller shall convey the Property, to Buyer fee simple title, free and clear of all liens, covenants, restrictions, easements, encumbrances, judgments, mortgages, other title exceptions or objections excepting, however, the Permitted Exceptions (hereinafter defined). Otherwise, the title to the Property shall be good and marketable and such as will be insured by any reputable title insurance company of Buyer's choice.

(b) Within seven (7) days after all of the deliveries of Seller to Buyer pursuant to Paragraph 4(a) hereof, Buyer shall apply for a title insurance commitment (ALTA Form "B") issued by a nationally recognized title insurance company of Buyer's choice ("Commitment") agreeing to issue to Buyer, upon recording of the deeds from Seller to Buyer, an owner's policy of title insurance ("Title Policy") on the Property in the amount of the Purchase Price, including, to the extent applicable, insurance of easements appurtenant and without exception for unfiled mechanics' liens, and with such endorsements as Buyer reasonably requests, including, without limitation, Comprehensive and Tie-in endorsements. As used in this Agreement,

"Permitted Exceptions" mean real estate taxes not yet due and payable and water and sewer charges not yet due and payable on the Closing Date, the other title Exceptions listed on Exhibit Permitted Exceptions attached hereto, and such other title exceptions that Buyer has agreed to accept, or is deemed to have accepted, pursuant to this Paragraph 7(b) (collectively, "Permitted Exceptions"). If the Commitment contains title exceptions, other than the Permitted Exceptions, to which Buyer objects (which objection may include material and adverse matters shown on any updated or re-certified survey which Buyer may obtain at Buyer's own cost) (including any such new survey matters, a "Title Defect"), Buyer shall notify Seller of such fact, which notice shall specify the Title Defect and shall be accompanied with sufficient information to enable Seller to respond. Buyer's notice shall be given no later than ten (10) business days after its receipt of the Commitment. Seller shall notify Buyer, within five (5) days after Seller's receipt of Buyer's notice of Title Defects, if applicable, that Seller will attempt to cause the removal or discharge of such Title Defect (subject to the Seller's obligation at all times and in all circumstances under this Agreement to remove any and all voluntary monetary liens at Closing). If Seller does notify Buyer that it intends to attempt to cause the removal or discharge of such Title Defect and if reasonably necessary in order to permit Seller so to do, Seller may extend the Closing Date for a period of up to sixty (60) days in order to accomplish such removal or discharge. If a Title Defect is not cured as aforesaid on or before the original Closing Date or the Closing Date as extended as aforesaid, Buyer shall have the option, as its sole and exclusive remedy, (A) of accepting title to the Individual Property with such Title Defect without abatement of the Purchase Price (except that Seller shall discharge, by bonding or payment, at or before Closing any voluntary items which can be removed by payment of money and such items other than voluntary items which can be removed by payment of not more than One Million Dollars ($1,000,000) in the aggregate), or (B) of terminating this Agreement by giving notice to Seller of such election by the earlier of, (I) ten (10) business days following the date on which Buyer shall have received notice from Seller that it will not cure such Title Defect prior to Closing, or (ii) the Closing Date (as the same shall have been extended as aforesaid), and in the event of such termination by Buyer, the Deposit shall be returned to Buyer and the rights and liabilities of the parties hereto shall cease and terminate. Notwithstanding the existence of any Title Defect, Buyer shall be deemed to have accepted the condition of title and any such Title Defect unless it has given Seller timely notice as provided in this Paragraph 7(b), after which time -any such Title Defect shall be a Permitted Exception.

(c) In any and all events, Seller shall discharge at or before Closing any mortgage, or other voluntary lien of an ascertainable and liquidated amount together with any interest, penalties or prepayment fees thereon, if any.

8.   Warranties and Representations of Seller,

Except as expressly set forth in this Agreement, Buyer acknowledges that neither Seller nor Agent nor any Owner has made any representations or warranties with respect to the Property or any Individual Property, including, without limitation, the value, quality or character of the same or the physical or environmental condition thereof. Buyer further acknowledges that, except as expressly set forth in this Agreement, neither Seller nor Agent nor any Owner nor any officer, employee, consultant or other person representing or purportedly representing Seller, Agent or any Owner has made, and none of the foregoing is liable or bound in any manner by any express or implied warranties, guaranties, promises, statements, inducements or representations pertaining to the physical or environmental condition or state of repair of the Property or any Individual Property or any part thereof, the state of title thereof, the income collectability or legality of rents, expenses and operation thereof, the uses which can be made of the same, or any other matter or thing with respect thereto. Without limiting the foregoing, Buyer acknowledges and agrees that except as expressly set forth in this Agreement, neither Seller nor Agent nor any Owner is liable for or bound by (and Buyer has not relied upon) any verbal or written statements, representations or any other information concerning the Property or any Individual Property furnished by Seller, Agent or any Owner or any past or present officer, employee, consultant or other person representing or purportedly representing Seller, Agent or any Owner.

Buyer represents that it will have inspected, examined and made an independent investigation of the physical and environmental condition and value of the Property, that it will know the condition and the uses thereof and agrees that Buyer is, except as otherwise expressly provided herein, purchasing and willing to accept the conveyance of the Property on an "AS IS," "WHERE IS" basis. The provisions of this paragraph and the preceding paragraph shall survive the Closing and the delivery of the deeds or the earlier termination of this Agreement.

To induce Buyer to enter into this Agreement and to purchase the Property, as of the date of this Agreement, and at the date of Closing:

(a) Seller represents and warrants to Buyer that (I) Seller has full power in accordance with law, and is duly authorized, to enter into this Agreement and to perform the covenants and transactions set forth in this Agreement; (ii) Agent is duly authorized to enter into this Agreement and to make the representations and warranties herein on Seller's behalf and to bind Seller to perform the covenants and transactions set forth in this Agreement; and (iii) neither the execution of this Agreement by Seller, nor the performance of its terms, nor Closing hereunder shall constitute a violation or breach by Seller under any agreement by which it or the Property is bound or shall result in the violation by Seller of any judgment, order, decree or ruling of any court or governmental or administrative body having jurisdiction over the Seller, its business or the Property or shall result in a violation of any applicable law, rule, order or regulation of any governmental authority. Agent represents and warrants to Buyer that Agent is duly authorized to enter into this Agreement and to make the representations and warranties herein on Seller's behalf and to bind Seller to perform the covenants and transactions set forth in this Agreement.

(b) Seller's Deliveries. Each Owner represents and warrants to Buyer, with respect only to the Individual Property or Individual Properties to be conveyed to Buyer from such Owner, Seller's Deliveries listed on Exhibit Seller's Deliveries pertaining to such Individual Property or Individual Properties and all other items delivered by Seller pertaining to such Individual Property or Individual Properties pursuant to this Agreement, are true copies of that which appears in Seller's files with respect to the subject matter set forth therein.

(c)  Each Owner represents and warrants to

Buyer, only with respect to the Individual Property or Individual Properties being conveyed, that there are no management, employment, service, equipment, supply, maintenance, water, sewer or other utility or concession agreements, or agreements with municipalities (including improvement or development escrows or bonds) with respect to or affecting such Individual Property or Individual Properties which will burden such Individual Property or Individual Properties or Buyer after Closing in any manner whatsoever, except for instruments of record.

(d) Each Owner represents and warrants to Buyer, only with respect to the Individual Property or Individual Properties to be conveyed to Borrower by such Owner, that there are no existing leases, whether oral or written, agreements of sale, options, tenancies, licenses or any other claims to possession affecting any such Individual Property or Individual Properties except as listed in the Rent Roll for the Individual Property or Individual Properties attached as Exhibit Rent Roll hereto. Exhibit Rent roll lists all (A) leases for any portion of such Individual Property or Individual Properties and all amendments and any other writings related thereto in effect on the Date hereof (the "Leases"), (B) guaranties with respect to such Leases in effect on the Date hereof (the "Guaranties") and (C) all security deposits with respect to such Leases in effect on the Date hereof. Each of such Leases and Guaranties is subsisting and in full force and effect, has not been further amended, modified or supplemented and the tenant thereunder is in actual possession in the normal course.

(e) Each Owner represents and warrants to Buyer, only with respect to the Individual Property or Individual Properties to be conveyed to Borrower by such Owner, that the rents set forth in Exhibit Rent Roll with respect to such Individual Property or Individual Properties are the actual rents, income and charges presently being collected by Seller. Unless otherwise noted on Exhibit Rent Roll, no tenant under any of the Leases is entitled to any concessions, allowances, rebates or refunds or has prepaid any rents or other charges for more than the current month. None of the Leases and none of the rents or other amounts payable thereunder with respect to such Individual Property or Individual Properties have been assigned, pledged or encumbered by Seller, except to the extent, if any, that such Owner or its predecessor in title has made collateral assignments of rents and leases to the holder of a mortgage on such Individual Property or Individual Properties. No security deposits have been paid by any tenants of such Individual Property or Individual Properties which have not heretofore been returned, except as set forth in Exhibit Rent Roll hereto, if any.

(f) Each Owner represents and warrants to Buyer, only with respect to the Individual Property or Individual Properties to be conveyed to Borrower by such Owner, that from and after the Closing, no brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of any of the Leases or any extensions or renewals thereof for such Owner's Individual Property or Individual Properties except as set forth in Exhibit Rent Roll hereto, if any.

(g) If, after Seller's execution hereof, any event occurs or condition exists which is not a result of Seller's malfeasance and which renders any of the representations contained herein materially untrue or misleading, Seller shall promptly notify Buyer, and Buyer shall be entitled, as Buyer's sole and exclusive remedy at law and in equity, thereupon to terminate this Agreement and receive the Deposit and thereafter neither party shall have any further liability to the other.

The representations, warranties, and covenants set forth in Paragraph 8 are true and correct as of the date of this Agreement and shall be true and correct at the time of Closing. The representations, warranties, and covenants set forth in Paragraph 8 shall survive for a period of ninety (90) days following the Closing Date. In the event that Buyer shall not have given Seller notice stating with particularity any alleged breach of any of the representations, warranties and covenants set forth herein within such ninety (90) day period and Buyer shall not have brought suit against each such Owner as to whom this warranty has been breached on or before the one hundred eightieth (180th) day following the Closing Date, any and all rights of Buyer with respect to the foregoing warranty shall be conclusively waived and thereafter no such suit may be brought on account of any breach or alleged breach of such warranty at law or in equity. Furthermore, in no event shall any Owner be liable for any breach of any representation, warranty or covenant by any other Owner. The liability of any Owner hereunder for any breach of any representation, warranty or covenant shall be limited to the amount set forth in Exhibit Owners hereto attached, and all liability in excess of said amount with respect to such Owner is hereby expressly waived and released by Buyer.

9. Representations and Warranties of Buyer. Buyer hereby represents and warrants to, and covenants with Seller, as follows, which representations, warranties, and covenants are true, correct and complete on the date of this Agreement, shall be true, correct, and complete at Closing and shall survive Closing:

(a) Neither its entering into this Agreement or its consummation of the transactions contemplated hereby does nor will violate any indenture, agreement or order by which Buyer is bound, or any rule, order, or law applicable to it.

(b) The execution and delivery of this Agreement has been approved by the directors or officers, as applicable, of Buyer and no further corporate action is required on the part of Buyer to consummate the transaction contemplated hereby. There are no proceedings pending or threatened by or against Buyer in bankruptcy, insolvency or reorganization in any state or federal court which adversely affect the ability of Buyer to enter into and perform its obligations under this Agreement

10.  Additional Covenants.

(a) Seller shall not execute any new Lease, license, or other similar agreement, or amend any Lease, license or other similar agreement affecting the ownership or operation of any Individual Property which is not a multi-family residential property without Buyer's prior written consent, not to be unreasonably withheld or delayed. If Buyer shall fail to respond to any request for such consent within five (5) business days following request therefor, Buyer shall be considered to have granted its consent in accordance with such request. Seller shall comply with all of its obligations under any Lease, license or other similar agreement affecting the ownership or operation of any Individual Property. Seller shall be entitled to lease any units in any multi-family residential property in accordance with current practices and procedures.

(b) Seller shall not amend any Contract or enter into any new Contract with respect to the use operation or enjoyment of the Property that will survive the Closing, without Buyer's prior written consent, not to be unreasonably withheld or delayed.

(c) Until Closing, Seller shall operate, maintain and manage the Property consistent with present operations and management, and shall maintain the Property in its present condition, reasonable wear and tear and damage by casualty and as a result of eminent domain excepted. Seller shall deliver the Property at Closing in substantially the same condition as it is on the Date of this Agreement, reasonable wear and tear and damage by casualty and as a result of eminent domain excepted. Without expense to Buyer, all repairs and replacements, structural and non-structural, ordinary and extraordinary, shall be made which are required to maintain each Individual Property in its present condition, reasonable wear and tear and damage by casualty and as a result of eminent domain excepted.

(d) Seller shall promptly notify Buyer of its receipt of any notice from any party alleging that Seller is in default of its material obligations under any Lease or other similar agreement demising more than 2,500 square feet or materially affecting the ownership or operation of any Individual Property which is not a multi-family residential property.

(e) Except in the ordinary course of conduct of Seller's business and except as required to maintain the Property as required herein in Paragraph 10(c), Seller will not undertake any action to alter the condition of any Individual Property, such as, without limitation, the removal therefrom of soil or other ground conditions, or making of any changes or alterations to the buildings and improvements comprising any Individual Property.

11. Risk of Loss or Damage.

(a) Seller shall bear the risk of all loss or damage to the Property from all causes until Closing. Seller represents that it has, and will maintain, pending Closing, policies of fire and extended coverage insurance as presently insured. Seller will deliver to Buyer within five (5) days after the date hereof, a certificate issued by such insurer evidencing that such policy is in effect.

(b) If at any time prior to Closing any portion of any Individual Property is destroyed or damaged as a result of fire or any other casualty whatsoever (a "loss"), Seller shall promptly give written notice thereof to Buyer and if the amount of the loss exceeds Three Hundred Thousand Dollars ($300,000.00), Buyer shall have the right to (I) proceed with this Agreement and to notify Seller that Buyer has elected to purchase such Individual Property, and Seller shall use any available insurance proceeds to clear the site of debris or stabilize the site and all remaining insurance proceeds shall be paid to Buyer at Closing. All unpaid claims and rights in connection with any such losses shall be assigned to Buyer at Closing (less the amount expended by Seller pursuant to the preceding sentence) without in any manner affecting the Purchase Price; or (ii) Buyer may terminate this Agreement and the Deposit shall be returned to Buyer and this Agreement therefore shall become void and there shall be no further obligation or liability on any of the parties hereto. If the amount of the loss is less than Three Hundred Thousand Dollars ($300,000.00), the parties shall proceed under the provisions of (I) above.

12.  Condemnation.

(a)  If prior to Closing any condemnation or
proceeding in the nature of eminent domain is commenced or any change is made, or proposed to be made, to the current means of ingress and egress to any Individual Property or to the roads or driveways adjoining any Individual Property, or to change such ingress or egress or to change the grade thereof, Seller agrees immediately to notify Buyer thereof. In the event any such proceeding is commenced, or in the event any such change is made or proposed, which materially affects access to such Individual Property, Buyer shall have the right, at Buyer's option, to terminate this Agreement by giving written notice to Seller within thirty (30) days after receipt of such notice and the Deposit shall be returned to Buyer and this Agreement therefor shall become void and there shall be no further obligation or liability on any of the parties hereto. If Buyer does not so terminate this Agreement, Buyer shall proceed to Closing hereunder as if no such proceeding had commenced and will pay Seller the full Purchase Price in accordance with this Agreement, the Seller shall assign to Buyer, all of its right, title and interest in and to any compensation for such condemnation, and Buyer shall have the right (in the name of Buyer or Seller or both) to negotiate for, to agree to and to contest all offers and awards, subject to Seller's consent, not to be unreasonably withheld or delayed.

13.  Default.

(a) Default by Seller. If Seller, without the right to do so and in default of its obligations hereunder, fails to complete Closing or otherwise is in default of its representations or obligations hereunder and Seller does not cure the default within thirty (30) days of the Closing Date (said Closing Date being automatically extended for such thirty (30) day period in the event of a default), Buyer may, as its remedy therefor, either (I) enforce specific performance of

Seller's obligation to convey the Property to Buyer pursuant hereto, or (ii) terminate this Agreement and receive the Deposit from Escrow Agent. The foregoing shall be Buyer's sole and exclusive remedy against Seller at law and in equity. Buyer expressly agrees not to file or otherwise place of public record a lis pendens or other notice of dispute hereunder with respect to any of the Property and acknowledges that any such filing or placement shall constitute a material default hereunder by Buyer as to which the limitation on damage set forth in Subsection 13(b) hereinbelow shall not apply.

(b) Default by Buyer. If Buyer defaults under this Agreement, then Seller's sole and exclusive remedy shall be to cause and direct the Escrow Agent to deliver the Deposit then held by Escrow Agent to Seller, the amount thereof being fixed and liquidated damages (it being understood that Seller's actual damages in the event of such default are difficult to ascertain and that such proceeds represent the parties' best current estimate of such damages), and upon payment of the Deposit to Seller, this Agreement shall terminate and the parties shall be released from all further liability or obligation hereunder except as otherwise stated herein.

(c) In the event either party resorts to litigation to resolve a dispute hereunder, the prevailing party shall be entitled to recover its reasonable attorney's fees and costs from the other party.

14.  Entire Agreement.

This Agreement contains the entire agreement among Seller and Buyer pertaining to the Property, and there are no other terms, obligations, covenants, representations, statements or conditions, oral or otherwise, of any kind whatsoever concerning this sale.

Any changes or additions to this Agreement must be made in writing and executed by the parties hereto. All Exhibits attached to this Agreement are made a part of this Agreement. This Agreement may be executed in counterparts, each of which is an original, but all of which are a single instrument.

15.  Notices.

All notices, demands, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been given if and when sent by telecopy, personally delivered or one (1) business day after delivery to a nationally recognized overnight delivery service, in any event with evidence of receipt to the following addresses (or to such other address as a party may hereafter designate for itself by notice to the other party):

(a)  If to Buyer:

Keith D. Stoltz
Stoltz Bros., Ltd.
Suite 300
1300 Market Street
Wilmington, DE  19801
(302) 654-3600 (telephone)
(302) 655-3854 (facsimile)

with a copy to:

William S. Gee, Esq.
Saul, Ewing, Remick & Saul LLP
Suite 1200, 222 Delaware Avenue
P. 0. Box 1266
Wilmington, Delaware 19899
(302) 421-6823 (telephone)
(302) 421-5874 (facsimile)

(b) If to Seller:

    Wesley Jenson

     Berkshire Property Management
     1000 Parkwood Circle, Suite 900
     Atlanta, GA  03339
     (770) 955-7527 (telephone)
     (770) 933-8899 (facsimile)

with a copy to:

Scott D. Spelfogel, Esq.
The Berkshire Group
470 Atlantic Avenue
Boston, MA  02110
(617) 423-2233 (telephone)
(617) 556-1408 (facsimile)

and a copy to:

Eli Rubenstein, Esq.
Goulston & Storrs, P.C.
               400 Atlantic Avenue
               Boston, MA  02110-3333
               (617) 482-1776 (telephone)
               (617) 574-4112 (facsimile)

(c)  If to Escrow Agent:

William S. Gee, Esq.
Saul Ewing, Remick & Saul LLP
Suite 1200, 222 Delaware Avenue
P. 0. Box 1266
Wilmington, Delaware  19899
(302) 421-6823 (telephone)
(302) 421-5874 (facsimile)

16.  No Recording.

This Agreement shall not be recorded in any Clerk's Office, Recorder's Office or in any office or place of public record. If Buyer records this Agreement or causes or permits this Agreement to be recorded, Seller may elect to treat such act as a breach of this Agreement and may declare this Agreement terminated, null and void by recording notice of such termination in the same records in which this Agreement has been recorded.

17. Disposition of the Deposit.

The Deposit shall be applied as follows:

(a) If Closing is held, the Deposit then held by Escrow Agent shall be paid to the Seller and shall be credited towards the Purchase Price.

(b) If Closing is not held by reason of Buyer's default, the Deposit then held by Escrow Agent shall be paid to the Seller as Seller's sole and exclusive remedy, as liquidated damages in satisfaction of all remedies against Buyer which Seller would otherwise have available at law or in equity.

(c) If this Agreement is terminated due to a default hereunder by Seller or if this Agreement is terminated by Buyer pursuant to any right to so terminate, the Deposit then held by Escrow Agent shall be paid to Buyer.

18.  Commissions.

     Buyer shall be solely responsible for the payment of a brokerage commission to Colliers, Lanard and Axilbund ("Broker") pursuant to a separate agreement between Buyer and Broker. Buyer represents that it has not dealt with any brokers except Broker. Seller and Buyer represent that there are no other brokers involved in this transaction. Buyer and Seller will indemnify and defend the other from any and all claims, actual or threatened, for compensation by any third party by reason of breach of its or their representation or warranty contained in this Section. The provisions of this Paragraph 18 shall survive Closing.

19.  Time.

     All times specified in this Agreement shall be of the essence of this Agreement.

20.  Headings.

The headings preceding the text of the paragraphs hereof are inserted for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

21.  Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts (without giving effect to the conflict of law rules of that state).

22.  Binding Effect.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns. Notwithstanding the foregoing, however, Buyer may not, except as set forth in the next sentence hereof, assign this Agreement or Buyer's rights hereunder without Seller's prior written consent and any attempt so to do shall be considered to be a material default by Buyer hereunder. Buyer does have the right to assign this Agreement to any entity in which Jack P. Stoltz and Keith D. Stoltz (or either of them) have voting control or an ownership interest of not less than twenty percent (20%).

23. Confidentiality.

It is further understood and agreed by the parties that the terms and conditions of this Agreement, all communications and negotiations relating hereto, as well as all information delivered by either party to the other or obtained by either party in connection herewith (including, without limitation, the Seller's Deliveries and any Environmental Reports) shall be kept confidential, and it shall be a material breach of this Agreement for either Seller or Buyer to reveal the contents of this Agreement or any of such information to any third party, except as provided in this Paragraph 23, without the written consent of the other first obtained, unless such information is public information or disclosure is required by law. The parties acknowledge that such information the terms and conditions of this Agreement may be disclosed to persons or any other body or entity on a "need to know" basis in connection with effectuating the terms and provisions of this Agreement or the completion of any of the obligations of either Buyer or Seller hereunder, including without limitation disclosures to Buyer's potential lenders or joint venture partners or other investors, to title companies and examiners, professional consultants, engineers, experts, workmen, inspectors or other persons performing necessary or desirable inspections, work or functions in connection with the consummation of the terms and conditions of this Agreement (all of the foregoing hereinafter referred to as "Consultants'), provided that all such Consultants shall first agree to be bound by the confidentiality provisions of this Paragraph 23. The parties hereto agree that Buyer will not, without the prior consent of Seller, issue any press release or paid advertisement announcing the sale contemplated hereby or disclosing any of the terms hereof. This provision shall survive the closing for a period of one (1) year.

24.  Legal Requirements.

     If and to the extent Seller or Buyer determines, on or prior to the Due Diligence Expiration Date, that any statement, certification, representation, agreement, disclosure or other provision ("Provision") was or is required to be included in this Agreement or in any deed or any of the other documents to be delivered at Closing with respect to any Individual Property pursuant to the terms and provisions of any applicable law, ordinance or other governmental rule or regulation including, without limitation, any zoning certification, such party shall have the right to send to the other party a written request to amend this Agreement retroactive to the date of this Agreement (and confirm such amendment in writing) to include such Provision and to include such Provision in the deed or other Closing documents and the party receiving such request shall approve or deny such request by giving written notice to the requesting party within ten (10) days after receipt of the request, such approval not to be unreasonably withheld. If the request is reasonably denied, the requesting party shall have the right to terminate this Agreement (by written notice given to the other party within ten (10) days after the date of receipt of the notice of denial); and in the event of such termination neither party shall have any further rights or obligations under this Agreement, and the Deposit, shall be returned to Buyer.

25.  Survival.

     Except as expressly otherwise set forth herein, the representations and warranties contained in this Agreement, covenants, agreements and indemnities made herein, and all obligations to be performed under the provisions hereof do not survive the Closing. The delivery of the deeds by Seller, and the acceptance thereof by Buyer, shall be deemed the full performance and discharge of every obligation on the part of Seller to be performed hereunder and the payment by Buyer of the purchase price, and the acceptance thereof by Seller, shall be deemed the full performance and discharge of every obligation on the part of Buyer to be performed hereunder, except for any of the respective obligations of Seller and Buyer specifically stated to survive the Closing.

26. (a) Indemnity by Seller. (I) Provided that Closing has taken place hereunder and provided further that the claim is made hereunder within ninety (90) days following the Closing Date and suit is brought thereon within one hundred eighty
(180) days following the Closing Date, Seller agrees to indemnify and hold harmless Buyer from and against, and to reimburse Buyer with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including reasonable attorney's fees and court costs) asserted against or incurred by Buyer by reason of or arising out of a breach of any material representation or warranty of Seller as set forth in this Agreement.

     (ii) Indemnification for Seller's Tax Obligations. Seller shall indemnify, defend and save and hold harmless Buyer from any loss, cost, liability or expense (including, without limitation, reasonable counsel fees and court costs) incurred, paid or suffered by Buyer arising out of or by reason of any claim made by any State taxing or employment authorities asserting or indicating any claims or possible claims for unpaid taxes (other than realty transfer taxes and real estate taxes for which adjustment is to be made hereunder), penalties, interest or court costs related thereto of Seller.

(b) Indemnity by Buyer. Provided that Closing has taken place hereunder, Buyer agrees to indemnify and hold harmless Seller from and against, and to reimburse Seller with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including reasonable attorney's fees and court costs) asserted against or incurred by Seller by reason of or arising out of (a) a breach of any representation or warranty of Buyer as set forth in this Agreement, (b) the failure of Buyer to perform any obligation required by this Agreement to be performed by it, and (c) the ownership, maintenance and operation of the Property after Closing.

All of the provisions of this Section 26 shall survive Closing for a period of ninety (90) days.

27.  Miscellaneous.

(a) Both parties to this Agreement having participated fully and equally in the negotiation and preparation hereof, this Agreement shall not be more strictly construed, or any ambiguities within this Agreement resolved, against either party hereto.

(b) In the event Buyer elects to terminate this Agreement, Buyer shall return all of Seller's Deliveries and shall provide Seller copies (at Seller's cost for reproduction) of all reports, inspections, surveys, title commitments and the like relating to any Individual Property obtained by Buyer during the Due Diligence Period of this Agreement.

(c) During the term of this Agreement of Sale, Seller shall not negotiate with any third party regarding the sale of all or any portion of the Property.

     28. Agent's Leasing Commissions. Agent agrees that if the Closing shall occur, neither Agent nor any affiliate of Agent nor any affiliate of Seller shall seek any commissions on account of any leases entered into by any Owner prior to the Closing Date.

     29. Employees. Seller, for itself and its affiliates, agrees that it and its affiliates shall not seek to, and will not, employ any current on-site management personnel involved with the managing of any Property for a six (6) month period from and after the Closing Date, absent Buyer's prior written consent, in its sole discretion.

     30. Transition. Seller, for itself and its affiliates, agrees to cooperate reasonably with Buyer for a reasonable period of time after Closing in attempting in good faith to effectuate an orderly transition of the ownership and operation of the Property.

31. Liability of Agent. As set forth above, Agent is executing this Agreement in its capacity as Agent for Seller. Buyer agrees that Agent shall have no personal liability whatsoever pursuant to this Agreement except with respect to Agent's representation and warranty set forth in Section 8(a) above.

IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement, intending to be legally bound hereby, as of the date and year first above written.

BUYER:

KEJACK, INC.

By: __________________________ (SEAL)
Keith D. Stoltz, President

FOR SELLER:

Berkshire Realty Enterprises Limited
Partnership d/b/a Berkshire Property
Management

By: __________________________ (SEAL)

Name:  R. Wesley Jenson
Title:  Executive Vice President

JOINDER BY ESCROW AGENT

Saul, Ewing, Remick & Saul LLP executes this Agreement of Sale to evidence its agreement to act as the Escrow Agent under this Agreement of Sale.

By their execution of this Agreement, Seller and Buyer confirm their agreement to the provisions of this Joinder by Escrow Agent. The Escrow Agent may act upon any instrument or other writing believed by Escrow Agent in good faith to be genuine and to be signed and presented by the proper person, and shall not be liable in connection with the performance of any duties imposed upon the Escrow Agent by the provisions of this Agreement, except for the Escrowee's own willful default or gross negligence. The Escrow Agent shall nave no duties or responsibilities except those set forth in this Agreement, unless the same is in writing and signed by Seller and Buyer, and, if the Escrow Agent's duties hereunder are affected, unless Escrow Agent shall have given prior written consent hereto. Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims, and expenses, including reasonable attorneys' fees, relating to the performance by Escrow Agent of Escrow Agent's obligations under this Agreement, except with respect to Escrow Agent's willful default or gross negligence.

SAUL, EWING, REMICK & SAUL LLP


BY: _________________________________
Print Name: William S. Gee, Esq.
Print Title: Partner

EXHIBITS
Exhibit List of Properties
Exhibit Allocations

Exhibit Seller's Deliveries

Exhibit Environmental Reports

Exhibit Permitted Exceptions

Exhibit Rent roll
Exhibit ACM Notice
Exhibit Tenant Estoppel
Exhibit Owners

EXHIBIT SELLER'S DELIVERIES


1. Copies of all hazard, rent loss, liability and other insurance policies currently in force with respect to the Property.

2. Copies of all engineering and architectural plans and specifications, drawings, studies, floor plans and surveys relating to the Property (collectively the "Plans"), in Seller's possession or control, and copies of any reports or studies (including, but not limited to, title commitments or title policies or title abstracts, environmental reports or studies, inspection reports of governmental authorities or insurance carriers), in Seller's possession or control, in respect of the title to or the physical condition or operation of the Property or recommended improvements thereto.

3. Copies of the bill or bills issued for the years 1994, 1995 and 1996 for all real estate taxes and personal property taxes and copies of any and all notices pertaining to real estate taxes or assessments applicable to the Property (the "Tax Bills"). Seller shall promptly deliver to Buyer copies of any such bills or notices received by Seller after the date of this Agreement, even if received after Closing.

4. To the extent that Seller shall be party thereto or shall have any of the following in Seller's possession or control, copies of all Leases, Guaranties, brokerage commission, management, leasing, maintenance, repair, service, pest control and supply contracts (including, without limitation, janitorial, elevator, laundry and landscaping agreements), equipment rental agreements and master antenna agreements (if applicable), guaranties and warranties in any way relating to the Property, and any other contracts or agreements relating to or affecting the Property (other than Major Repair Contracts, as defined herein), all as amended to date (collectively, the "Contracts").

5. Copies of all contracts, to which Seller is party or which are in Seller's possession for repairs or capital replacements to be performed at the Property, or covering such work performed during the two (2) years immediately preceding the date of this Agreement for a contract price in excess of $5,000.00 ("Major Repair Contracts").

6. Copies of all certificates of occupancy, licenses, permits, authorizations and approvals in Seller's possession or control issued by any governmental authority having jurisdiction thereover in respect of the Property, or any portion thereof, occupancy thereof or any present use thereof (collectively, the "Governmental Approvals").

7. Copies of all Environmental Reports.

8. Copies of operating statements for each Individual Property for the years 1994, 1995 and 1996 and for the most recent partial year's reporting period.

EXHIBIT ALLOCATIONS


Alderwood         $10.7
Bell Plaza        $ 1.3
Canyon            $14.8
Coral Plaza       $ 3.1
Encino Oaks       $ 4.5
College Plaza     $ 6.1
Cumberland        $ 7.3
Luria Plaza       $ 7.7
Nora Corners      $ 6.7
High Point        $15.2
Northeast Plaza   $ 3.8
McAlister Square  $20
Spring Valley     $30
Tradewinds        $ 8.8
                 $140.00


EXHIBIT PERMITTED EXCEPTIONS

     1. All present and future zoning and building laws, ordinances, codes, restrictions and regulations of the applicable municipality and all other governmental authorities having jurisdiction, and all present or future violations thereof, if any.

     2. Any state of facts: (I) a physical inspection of the Property would disclose; (ii) shown on the Survey; or (iii) disclosed by an update of said survey or by a survey inspection made by Purchaser's title insurer, provided such update or inspection does not disclose any additional state of facts which would materially restrict or prohibit the maintenance or use of the Improvements for their present purposes.

     3. All of the Leases.

     4. Possible lack of or revocable nature of the right, or the restricted right, if any, to construct, maintain or use any space, facilities or appurtenances outside the building lines, whether on, over or under the ground, including, without limitation, all vaults, conduits, walls, columns, foundations, vent or fuel pipes, stone, brick or masonry work or trim, cornices, steps, stoops, chimneys, decorations, plantings, flagpoles, standpipes, doors, sprinkler pipes, marquees, awnings, signs, and window and sidewalk openings.

     5. Unpaid real estate taxes, assessments, water or tunnel charges or sewer charges and other public charges for current fiscal or other tax years, subject nevertheless to adjustment with respect thereto as provided for in the Agreement to which this Exhibit is attached.

     6. All rights, covenants, conditions, easements, rights of way, agreements and restrictions of record, provided the same do not materially restrict or prohibit the maintenance and use of the Property for present use and purposes.

     7. Easements of, or other rights of any governmental authorities, and/or any public or private utility or cable television company to install, maintain, operate, repair, remove or replace lines, wires, cables, conduits, pipes, poles, distribution boxes and other equipment, fixtures or facilities in, on, over, through or under the Property.

     8. Party walls and party wall agreements, if any.

     9. The effect of all present and future laws and governmental regulations of the

United States, the State in which each Individual Property and other governmental instrumentalities, agencies, subdivisions or authorities relating to the rights and obligations of tenants under their respective Leases and the rents permitted to be charged them.

10. Rights of the public and adjoining owners in highways, streets, roads and lanes bounding, traversing or abutting the Property.

11. Retaining walls or other walls, bushes, trees, hedges, fences and the like, extending from or onto the Property, and any portion of the Property lying in the bed of any street.

12. The standard printed survey related exceptions contained in the standard form of owner's title insurance policy issued by the Title Company.



EXHIBIT LIST OF PROPERTIES


ATTACHED




EXHIBIT ENVIRONMENTAL REPORTS


ATTACHED





EXHIBIT RENT ROLL

ATTACHED








EXHIBIT PENDING PROCEEDINGS


ATTACHED








EXHIBIT TENANT ESTOPPEL
[LETTERHEAD OF TENANT]



_____________, 1997

Kejack, Inc.'
and its assigns
c/o Stoltz Bros., Ltd.
1300 Market Street, Suite 300
Wilmington, Delaware 19801

Re:  Confirmation of Lease Agreement for Premises at
----------------------

Gentlemen:

At the request of
_____________________________ ("Landlord") the undersigned hereby certifies to you and agrees as follows recognizing that you will rely on the information contained herein:

1 The undersigned is the tenant under a lease with Landlord, as described below:

[lease] [date] [premises] [term] [amendments] and occupies the premises demised thereunder.

2 The above lease [, as amended as aforesaid] (said lease [, as amended the "Lease"), is in full force and effect and has not [otherwise] been amended, modified, supplemented or superseded, and together herewith constitutes the entire agreement between the undersigned and Landlord with respect to said premises. There is no other agreement (except for the agreements contained herein) between the undersigned and the Landlord with respect to said premises or any other space at the above referenced property.

3 Neither the undersigned nor the Landlord is in default under the Lease. There is no defense, offset, claim or counterclaim by or in favor of the undersigned against Landlord under the Lease or against the obligations of the undersigned under the Lease.

4 The undersigned has not received notice and is not aware of any prior transfer, assignment, hypothecation or pledge by Landlord or of any of Landlord's interest in the Lease, except to you.

5 The monthly [base, minimum] rent due under the lease has been paid through 19__ and all additional rent due under the Lease has been paid through 19__.

6 There are no actions, voluntary or otherwise, pending or, to the best knowledge of the undersigned, threatened against the undersigned under the bankruptcy, reorganization, moratorium of similar laws of the United States, any state thereof or any other jurisdiction.

7 The undersigned has accepted possession, and taken occupancy of, the premises; the term of the Lease has commenced; the undersigned has commenced the payment of rents for all space subject to the Lease; and the expiration date of the Lease is ____________________.

8 All work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any work have been paid in full.

Very truly yours,
[Tenant]


By: ___________________________
       Name:
       Title:


EXHIBIT ACM NOTICE



[Date of Closing]



[Purchaser's Name and Address]


     Re:       Transmittal of Information Regarding Asbestos-
Containing
               Material and Presumed Asbestos-Containing Materials


Ladies and Gentlemen:

     Pursuant to 29 C.F.R. 1910.1001(j) (the
"OSHA Regulations") building owners are
required to provide notice of the presence, quantity and location of asbestos-containing material ("ACM") and presumed ACM ("PACM") to employers of employees who lease space within the owner's building. In addition, building owners must keep records of all information required to be maintained by the regulations and transfer them to subsequent owners.

     In accordance with these regulations, specifically, 29 C.F.R. 1910.1001(j)(2)(ii), we are providing to you herewith all information in our possession regarding ACM and PACM at the [NAME OF FACILITY], including copies of notices to tenants and any applicable asbestos sampling results and reports in our possession (such information, notices and reports being referred to herein collectively as the "Reports") as are required under the OSHA Regulations.

The undersigned make no representation, warranty, promise, covenant, agreement or guaranty of any kind or character whatsoever, express or implied, oral or written, past, present or future, of, as to, concerning, or with respect to the information and documentation transmitted herewith, including, without limitation, the accuracy or completeness of the Reports or the Reports' compliance with, or the effect of, the OSHA Regulations.

We request that you acknowledge receipt of these materials by signing below and forwarding an executed copy to
------------------------.

     Sincerely,

     [SELLER]


     By:  ____________________________
          Name: ____________________
          Title: _____________________

ACCEPTED AND ACKNOWLEDGED
ON ___________________, 199__:

[NAME OF BUYER]


By:  _____________________________
     Name: _____________________
     Title: ______________________
Delaware

EXHIBIT OWNERS


     Owners                        Limit of Liability

     Krupp Realty Limited Partnership - VII  $250,000
     Krupp Equity Limited Partnership        $250,000
     Krupp Cash Plus Limited Partnership     $1,000,000
     Krupp Cash Plus II Limited Partnership  $1,000,000
     BRI OP Limited Partnership              $500,000
     Spring Valley Partnership               $500,000
     MSQ Mall Limited Partnership            $500,000

FIRST AMENDMENT TO AGREEMENT OF SALE



THIS FIRST AMENDMENT TO AGREEMENT OF SALE, made as of the twelfth day of December, 1997, by and between BERKSHIRE REALTY ENTERPRISES LIMITED PARTNERSHIP, a Massachusetts Limited Partnership, d/b/a BERKSHIRE PROPERTY MANAGEMENT and KEJACK, INC., a Delaware corporation, and its permitted assigns.

W I T N E S S E T H:

A. The parties hereto are the parties to that certain Agreement of Sale (the "Agreement") made as of the 2nd day of December, 1997, relating to the sale of certain properties. All capitalized terms not otherwise defined herein shall have the same meanings ascribed to such terms in the Agreement.

B. Seller and Buyer desire to amend the Agreement as hereinafter set forth.

     NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   On or before January 16, 1998, Buyer
shall deliver to Escrow Agent an additional

One Million Five Hundred Thousand Dollars ($1,500,000), by immediately available good funds, to be held in escrow, which monies, together with all interest thereon, shall be considered to be part of the Deposit.

2. The provisions of Section 2(b) of the Agreement are hereby deleted.

3. The provisions of Section 3(a) of the Agreement are hereby deleted, and the following is substituted therefor:

(a) The conveyance of the Property, the payment of the Purchase Price, and the completion of all of the transactions contemplated by this Agreement ("Closing") shall take place at the offices of Saul Ewing, Remick & Saul LLP, Wilmington, Delaware. The Closing shall commence at 10:00 a.m. on January 30, 1998 (the "Closing Date").

4. Section 3(b)(1) of the Agreement is hereby modified by adding the following sentences at the end thereof:

     "In addition, to the extent that any Individual Property is comprised, in whole or in part, of a leasehold estate, Seller shall deliver, in recordable form, an assignment and assumption agreement in commercially reasonable form conveying such leasehold estate, together with the respective Owner's estoppel certificate substantially in the form of Exhibit Tenant Estoppel regarding the leasehold estates. Such assignment and assumption agreement shall be executed by Buyer at the Closing."

5. Section 5(b) of the Agreement is hereby modified by replacing the date in the first sentence thereof (i.e. "December 31, 1997") with "January 16, 1998," such that the Due Diligence Expiration Date is January 16, 1998.

6. Section 7(a) of the Agreement is hereby modified by adding the following at the end thereof:

     "Two of the Individual Properties (specifically, those properties commonly known as Nora Corners and Vero Beach) are comprised in part of leasehold estates. At Closing, Seller shall convey such leasehold estates to Buyer, subject only to the terms of the leases effecting such leasehold estates and the Permitted Exceptions." All transfer and recordation taxes in connection with the recordation of an assignment and assumption agreement shall be paid by Seller and Buyer in accordance with local custom.

7. Section 7(c) of the Agreement is hereby modified by adding the following at the end thereof:

     "Reference is made to the fact that the Individual Property known as Nora Corners is presently subject to a mortgage given to John Hancock Mutual Life Insurance Company ("Hancock") or its affiliate. Pursuant to the terms of said mortgage, said mortgage is not assumable, nor may it be prepaid on the Closing Date. Buyer will negotiate with Hancock in order to permit the loan to be assumed or prepaid. Seller will cooperate with Buyer in connection with such negotiations. If the prepayment of the loan is to be accompanied by any so-called prepayment premium, said premium shall be the responsibility of Buyer. If the loan may be assumed or prepaid, Buyer agrees to assume or prepay such loan, and the principal amount thereof shall be deducted from the Purchase Price and any costs or expenses incident to such assumption or prepayment shall be borne by Buyer. If Buyer is not able to cause the loan to be able to be prepaid or assumed, Seller may withdraw Nora Corners from the purview of the Agreement, and the Purchase

Price will be adjusted by subtracting therefrom the portion thereof attributable to Nora Corners, as set forth on Exhibit Allocations; and notwithstanding the provisions of Section 1(e) of this Agreement, the Closing shall take place as scheduled with respect to the remaining Individual Properties. If the foregoing withdrawal shall occur, neither party hereto shall be obligated to sell or to purchase Nora Corners."

8. The Exhibits attached hereto are the Exhibits to the Agreement and include all Exhibits which were not available at the time the Agreement was originally executed.

9. To the extent that this instrument is inconsistent with the Agreement, the terms and provisions of this instrument shall control. The Agreement is, in all other respects, ratified and confirmed.


IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement, intending to be legally bound hereby, as of the date and year first above written.

BUYER:

KEJACK, INC.

By: __________________________ (SEAL)
Keith D. Stoltz, President

FOR SELLER:

                         Berkshire Realty Enterprises Limited
Partnership                             d/b/a Berkshire Property
Management

By: __________________________ (SEAL)
Name:  Douglas Krupp
Title:    Chairman

SECOND AMENDMENT
TO
AGREEMENT OF SALE



     THIS SECOND AMENDMENT TO AGREEMENT OF SALE, made as of the 14th day of December, 1997, by and between BERKSHIRE REALTY ENTERPRISES LIMITED PARTNERSHIP, a Massachusetts limited partnership, d/b/a Berkshire Property Management, and KEJACK, INC., a Delaware corporation, and its permitted assigns.

WITNESSETH:

     A. The parties hereto are parties to that certain Agreement of Sale made as of the 2nd day of December, 1997, as amended by First Amendment to Agreement of Sale made as of the 12th day of December, 1997, and modified by those two letter-agreements dated December 17, 1997 and January 6, 1998, respectively (as so amended and modified, the "Agreement") relating to the sale of certain properties.

All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

B. Seller and Buyer desire to amend the Agreement as hereinafter set forth.

     NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The Agreement is hereby amended by deleting the first sentence of Article 2 of the Agreement and replacing it with the following sentence:

"The purchase price for the Property shall be One Hundred Thirty-Eight Million Dollars ($138,000,000) (the "Purchase Price") and shall be allocated as shown on Exhibit
Allocations."

2. The Agreement is hereby amended by deleting Exhibit Allocations appended to the Agreement and replacing it with Exhibit Allocations attached hereto and by this reference made a part hereof.

3. The Agreement is hereby amended by adding Paragraph 32, as follows:

(32. Northeast Plaza Shopping Center/Baton Rouge. The Owner of the Individual Property known as Northeast Plaza Shopping Center has entered into a Standard Short Form of Agreement between Owner and Contractor dated December 12, 1997, by and between Krupp Equity Limited Partnership and Wastewater Treatment Systems & Operations, Inc. (the "Contract") in connection with the installation of a 16,000 G.P.D. concrete treatment plant and closing of an existing wastewater treatment system, all as more fully set forth in the Contract, a copy of which is attached hereto as Exhibit Contract. The Owner of said Individual Property will use its good faith efforts to have the Contract completed on or before Closing and shall deliver a completely executed Release of Liens from all contractors and materialmen involved in connection with the performance of the Work (as defined in the Contract), together with a certificate from the Contractor that Final Completion (as defined in the Contract) has occurred. In the event Final Completion has not occurred pursuant to the terms of the Contract on or before Closing, funds will be withheld from Seller (or the aforesaid Individual Property Owner) in an amount equal to 125% of all monies reasonably estimated to be then due and owing under the Contract, which escrowed funds will be held by the Escrow Agent and will not be released by the Escrow Agent until such time as Final Completion has been achieved pursuant to the terms of the Contract. Upon presentation of the Contractor's Certificate of Final Completion and the Engineer's Final Certificate for Payment, as provided in Section 2 of the Contract, and final waivers of liens as set forth in Section 4 of the Contract, the balance of funds held by the Escrow Agent shall be released to the Owner of the Individual Property. The provisions of this Paragraph 32 shall survive Closing.)

4. The Agreement is amended by adding Paragraph 33, as follows:

(33. Tax Appeals. The Owner of the Individual Property known as Spring Valley Market Place Shopping Center currently has pending one or more proceedings, assessment appeals and/or administrative/judicial proceedings (collectively, the "Appeals") with various taxing authorities as regards the current and prior tax assessment and/or taxes due and owing as regards the aforesaid Individual Property. At Closing, the Owner of said

Individual Property shall assign all of its right, title and interest in and to the Appeals to Buyer and thereafter, neither Seller nor the aforesaid Owner of the Individual Property shall have any right, title or interest in and to the Appeals or any monies whatsoever that may become due and owing from any taxing authority in connection therewith. Buyer shall have the right to deal with the Appeals in its sole and absolute discretion to the extent said Owner of said Individual Property could have dealt with the Appeals but for said assignment thereof. At Closing, the Owner of the aforesaid Individual Property shall execute such documents as reasonably necessary, in form and content reasonably satisfactory to counsel to Buyer and Seller, transferring all right, title and interest in and to the aforesaid Appeals and representing to Buyer that there are, on the date of such documents, no monies due and payable by such Owner in connection with said Appeals. Buyer shall execute at Closing such documents as reasonably necessary in form and content reasonably satisfactory to counsel to Buyer and Seller indemnifying and holding harmless the Owner of said Individual Property from and against any and all loss, cost and expense arising out of or in any way connected with said Appeals.)

5. The Agreement is amended by adding Paragraph 34, as follows:

(34. Tenant Improvements/Leasing Commissions. There are ongoing tenant improvements being undertaken at certain of the Individual Properties by Seller and/or its agents, as set forth on Exhibit TBO 1998 attached hereto and by this reference made a part hereof. Buyer and Seller have agreed that at Closing there will be an adjustment to the Purchase Price (in favor of Buyer) in the amount of Two Million Seventy-Two Thousand Four Hundred Eighty-Eight Dollars ($2,072,488) on account of such tenant improvements which are then uncompleted or not yet fully paid for and that such adjustment is intended as full and complete satisfaction of any and all claims and a full discharge of all of Seller's responsibilities with respect to such tenant improvements. Buyer agrees to indemnify and hold harmless Seller and each Owner from and against any and all claims by third parties with respect to such tenant improvement work.)

6. The Agreement is hereby amended by adding to Section (e) of Article 8 thereof the following sentence:

     Each Owner further represents and warrants to Buyer,only with respect to the Individual Property or Individual Properties to be conveyed to Buyer by such Owner, that there exists no tenant improvement work for which such Owner is responsible for payment other than any such work described on(Exhibit TBO 1998.)

7 Escrow Agent joins in the execution hereof to confirm the receipt of the additional One Million Five Hundred Thousand Dollars ($1,500,000) considered part of the Deposit pursuant to Article 1 of the First Amendment to Agreement of Sale.

8 To the extent that this instrument is inconsistent with the Agreement, the terms and provisions of this instrument shall control. The Agreement is, in all other respects, ratified and confirmed.

IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement intending to be legally bound hereby as of the day and year first above written.

BUYER:
KEJACK, INC.


By:_________________________
     Randy  Stoltz,  Vice President

SELLER:
BERKSHIRE REALTY ENTERPRISES LIMITED PARTNERSHIP d/b/a BERKSHIRE
PROPERTY MANAGEMENT


By:_________________________
     Name: R. Wesley Jenson
     Title: Executive Vice President


JOINDER BY ESCROW AGENT

     SAUL, EWING, REMICK & SAUL LLP executes this instrument solely for the purposes above stated.

SAUL, EWING, REMICK & SAUL LLP


By:___________________________
     Print Name: William S. Gee
     Print Title:    Partner

EXHIBIT CONTRACT


EXHIBIT ALLOCATIONS

Alderwood           $10,547,100

Bell Plaza          $ 1,281,500

Canyon              $14,588,400

Coral Plaza         $  3,055,800

Encino Oaks         $  4,435,700

College Plaza       $  6,012,900

Cumberland          $  7,195,700

Luria Plaza         $  7,590,100

Nora Corners        $  6,604,300

High Point          $ 14,982,700

Northeast Plaza     $  3,745,700

McAlister Square    $19,714,100

Spring Valley       $29,571,700

Tradewinds          $ 8,674,300


EXHIBIT TBO 1998


Law Offices of
SAUL, EWING, REMICK & SAUL LLP

P.O. Box 1266
Wilmington, DE 19899-1268

(302) 421-6600
FAX:  (302) 421-6613


December 17, 1997
Via Telecopier



Eli Rubenstein, Esq.
Goulston & Storrs
400 Atlantic Avenue
Boston, MA 02110-3333

      RE:  Kejack, Inc./Berkshire Property Management


Dear Eli:

      Rather than prepare a Second Amendment to the Agreement of Sale, I would like to utilize this letter as the agreement of our clients to amend the Agreement of Sale to reflect on Exhibit Owners that VB Holding Corporation also is one of the Exhibit Owners. As such, the reference to Krupp Cash Plus Limited Partnership should be deemed amended to refer to Krupp Cash Plus Limited Partnership and VB Holding Corporation. This also will avoid having to list as a Title Defect.

     If the foregoing is satisfactory, I would appreciate your executing a copy of this letter and returning it to me such that all parties will deem the Agreement of Sale appropriately amended.

     Thank you for your attention to the foregoing.

Sincerely,



s/s William S. Gee on behalf of
Kejack, Inc.


WSG:sc
cc:  Mr. Keith D. Stoltz (via telecopier)


AGREED AND ACCEPTED
this __day of December, 1997

By:  s/sEli Rubenstein, on behalf of
     Berkshire Property Management



Law offices of

SAUL, EWING, REMICK & SAUL LLP

P.O. BOX 1266
WILMINGTON, DE 19899-1266

(302) 421-6800
FAX:  (302) 421-6812


January 6, 1998
Via Telecopier


Eli Rubenstein, Esq.
Goulston & Storrs
400 Atlantic Avenue
Boston, MA 02210-3333

     RE:  Berkshire Property Management

Dear Eli:

     As with a prior amendment to the Agreement of Sale, it appears the owner of College Plaza is not Berkshire Realty Company, Inc. but, rather, BRI OP Limited Partnership. I would appreciate your executing a copy of this letter on behalf of your client to indicate that the Agreement of Sale has been amended to take into account the proper owner of College Plaza Shopping Center, Ft. Myers, Florida.

Sincerely,
s/s  William S. Gee
     On behalf of Kejack, Inc.

WSG:sc
cc:  Mr. Keith D. Stoltz (via telecopier)
     John P. Pierce, Esq. (via telecopier)

AGREED & ACCEPTED THIS
___day of January, 1998


BY:   s/s/ Eli Rubenstein,
      on behalf of Berkshire Property Management